Exhibit 10.4

ACCOUNT CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT, dated as of November 9, 2016 (this Agreement), between CM Finance SPV LLC, a limited liability company formed under the laws of the State of Delaware (the Debtor), Citibank, N.A., a national banking association acting through its Agency & Trust Division, in its capacity as security agent for and on behalf of the Secured Parties (in such capacity, together with its successors in such capacity, the Security Agent) under the Security Agreement referred to below, Citibank, N.A., in its capacity as securities intermediary (the Intermediary), and Virtus Group, LP, a Texas limited partnership, in its capacity as collateral administrator (the Collateral Administrator, together with the Intermediary, the Collateral Parties).

The parties hereby agree as follows:

1.	Interpretation

1.1	Definitions and Interpretation

Capitalized terms used but not defined herein have the respective meanings given to such terms in the Security Agreement dated as of the date hereof (the Security Agreement) between the Debtor and the Security Agent or, if not defined therein, in the Loan Agreement referred to therein. The principles of construction and rules of interpretation set forth in Section 1.2 of the Loan Agreement shall apply, mutatis mutandis, to this Agreement, with each reference to “this Agreement” in said Section 1.2 being a reference to this Agreement. In addition, the terms defined in Section 11 will have the meanings therein specified for the purpose of this Agreement.

2.	The Accounts

2.1	Status of Account and Relationship of Parties

The Intermediary represents and agrees that: (a) it has established and is maintaining on its books and records account number 11693400, designated the “Custodial Account” (said account, together with any replacement thereof or substitution therefor, the Custodial Account) to which all of the Debt Obligations and certain other items of property that are the subject of this Agreement shall be credited, (b) it has established and is maintaining on its books and records account number 11693500, designated the “Principal Collection Account” (said account, together with any replacement thereof or substitution therefor, the Principal Collection Account), (c) it has established and is maintaining on its books and records account number 11693600, designated the “Interest Collection Account” (said account, together with any replacement thereof or substitution therefor, the Interest Collection Account, and, together with the Principal Collection Account, the Collection Accounts) to which Cash shall be credited by the Intermediary, (d) each of the Accounts is a Securities Account in respect of which (i) the Intermediary is a Securities Intermediary and (ii) the Security Agent is the Entitlement Holder, and (e) all property delivered to the Intermediary pursuant to the Security Agreement will be promptly credited to one of the Accounts. Each Collection Account may include any sub-accounts thereof established by the Intermediary for administrative purposes. Any reference to “Principal Collection Account” shall, unless otherwise expressly provided, include a reference to any sub-account of the Principal Collection Account. Any reference to “Interest Collection Account” shall, unless otherwise expressly provided, include a reference to any sub-account of the Interest Collection Account.

2.2	Treatment of Property as Financial Assets

The Intermediary hereby agrees that (a) each item of property (whether cash, a security, an instrument or any other property whatsoever) standing to the credit of an Account shall be treated as a Financial Asset and (b) the Intermediary will treat the Security Agent, as Entitlement Holder, as entitled to exercise the rights that comprise each Financial Asset credited to an Account, all in accordance with this Agreement and Sections 8-502 through 8-509 of the UCC.

2.3	Form of Securities, Instruments, etc.

All securities and other Financial Assets standing to the credit of an Account other than cash that are in registered form or that are payable to or to order shall be (a) registered in the name of, or payable to or to the order of, the Intermediary, (b) indorsed to or to the order of the Intermediary or in blank or (c) credited to another securities account maintained in the name of the Intermediary; and in no case will any Financial Asset standing to the credit of an Account be registered in the name of, or payable to or to the order of, the Debtor or indorsed to or to the order of the Debtor, except to the extent the foregoing have been specially indorsed to or to the order of the Intermediary or in blank.

2.4	Securities Intermediary’s Jurisdiction

The Intermediary agrees that its Securities Intermediary’s Jurisdiction with respect to each Account is the State of New York.

2.5	Conflicts with other Agreements

The parties hereto agree that, if there is any conflict between this Agreement and any other agreement relating to the Accounts, the provisions of this Agreement shall control.

2.6	Control

Each of the parties hereto hereby agrees and acknowledges that any deposit of any amount into, and any withdrawal from, either Collection Account shall, at all times, be made in accordance with and be subject to, Section 3.7 of the Loan Agreement.

Each Collateral Party agrees that it will comply with Entitlement Orders originated by the Security Agent, as Entitlement Holder, with respect to the Accounts and the Financial Assets credited thereto without further consent by the Debtor.

In addition, unless the Intermediary receives written notice from an Authorized Representative (as defined below) of the Security Agent (acting solely at the direction of the Administrative Agent) that an Event of Default has occurred (in which event the Collateral Parties shall act solely at the direction of the Security Agent and all withdrawals from either Collection Account shall only be made in accordance with, and in the priority set out in, Section 3.7(g) of the Loan Agreement), the Collateral Parties shall follow the instructions of the Debtor given to the Collateral Administrator and the Intermediary with respect to the Accounts and the Financial

Assets credited thereto but only if (i) the Collateral Administrator gives notice of such instructions of the Debtor to the Administrative Agent (which the Collateral Administrator shall give within one Business Day after receipt thereof) and (ii) the Administrative Agent does not give notice to the Collateral Administrator on or prior to the close of business in New York two Business Days after receiving notice of such instructions from the Collateral Administrator that such instructions of the Debtor are inconsistent with the Security Agreement (including as to the permitted application of funds contemplated by Section 6.2 of the Security Agreement) or the Loan Agreement; provided that neither Collateral Party shall be obligated to following such instructions of the Debtor prior to the end of the two Business Day period during which the Administrative Agent may give the notice under the foregoing clause (ii).

3.	The Collateral Parties

3.1	No Change to Accounts; Certain Information

(a)	Without 30 days’ prior notice to the Security Agent, the Intermediary will not change the account number or designation of either Account.

(b)	The Collateral Administrator or the Intermediary shall promptly notify the Security Agent if any person asserts or seeks to assert a Lien, encumbrance or adverse claim against any portion or all of the property credited to either Account. The Collateral Administrator or the Intermediary will send copies of all statements and confirmations for the Accounts simultaneously to the Debtor and the Security Agent.

3.2	Subordination

The Intermediary hereby subordinates to the security interest of the Security Agent in the Accounts, in all property standing to the credit of the Accounts and in all Security Entitlements with respect to such property, any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the Intermediary over or with respect to the Accounts, all property standing to the credit of the Accounts and all Security Entitlements to such property (including (a) any and all contractual rights of set-off, Lien or compensation, (b) any and all statutory or regulatory rights of pledge, Lien, set-off or compensation, (c) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Security Agent with respect to the Accounts or (d) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Accounts).

3.3	Limitation on Liability

(a)

Neither Collateral Party shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, neither Collateral Party shall be subject to any fiduciary or other implied duties, and neither Collateral Party shall have any duty to take any discretionary action or exercise any discretionary powers. None of the Intermediary, the Collateral Administrator, any Affiliate of the Intermediary or the Collateral Administrator, or any officer, agent, stockholder, partner, member, director or employee of the Intermediary or the Collateral Administrator shall have any liability, whether direct or indirect and whether in contract, tort or otherwise, (i) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless (A) such party willfully fails to follow written directions delivered to the Collateral Parties in accordance with this Agreement or (B) there has been a final judicial determination that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct, (ii) for any action taken or omitted to be taken by such party at the express direction of the Debtor and the Security Agent (acting solely at the direction of the Administrative Agent), or (iii) for any action taken or omitted to be taken by such party at the express written direction of any Person reasonably believed by it to be entitled to give such direction in accordance with this Agreement, the Loan Agreement or any other Support Document. In addition, the Intermediary shall have no liability for making any investment or reinvestment of any cash balance in the Accounts pursuant to an investment instruction complying with the terms of this Agreement. With the exception of this Agreement and the Security Agreement (and the provisions of the Loan Agreement referred to therein), the Collateral Parties are not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein.

(b)	Neither the Intermediary nor the Collateral Administrator shall be required to take any action that is contrary to applicable law or this Agreement or that will require it to expend or risk its own funds or otherwise incur financial liability.

(c)	To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Intermediary will ask for information that will allow the Intermediary to identify relevant parties.

(d)	Should any controversy arise between the undersigned with respect to this Agreement or with respect to the right to receive the Financial Assets, the Collateral Parties shall have the right to consult with counsel and/or to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. If the Collateral Parties receive written evidence that a dispute has arisen with respect to the Financial Assets, the Collateral Parties may deliver the Financial Assets to any court of competent jurisdiction and request such court to adjudicate the entitlement to such Financial Assets by interpleader or other legal proceeding. In respect of this paragraph, should such actions be necessary, or should the Collateral Parties become involved in litigation in any manner whatsoever on account of this Agreement or the Financial Assets, the Debtor hereby binds and obligates itself, its successors, assigns and legal representatives to pay the Collateral Parties, in addition to any charge made hereunder for acting as the Intermediary or the Collateral Administrator, as applicable, reasonable attorney’s fees incurred by it, and any other disbursements, expenses, losses, costs and damages in connection with and resulting from such actions.

(e)

Each order, instruction or direction of the Debtor or the Security Agent shall be executed by an individual designated as an authorized representative of the Debtor or the Security Agent, as the case may be (an Authorized Representative). Each Authorized Representative is authorized to give and receive notices, requests and instructions and deliver certificates and documents in connection with this Agreement on behalf of the Debtor or the Security Agent, as the case may be, and the specimen signature for each such Authorized Representative of the Debtor or the Security Agent initially authorized hereunder, is set forth on Exhibit A. From time to time, the Debtor and the Security Agent may deliver to each party hereto a revised exhibit or a specimen signature, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

(f)	Neither Collateral Party shall be liable for any error of judgment made in good faith by any of its officers, unless it shall be proven that such Collateral Party was grossly negligent in ascertaining the pertinent facts.

(g)	The Collateral Parties shall have no duty to determine or inquire into the happening or occurrence of any event or contingency except as expressly required herein. Neither Collateral Party shall be liable for any action taken or omitted by it, except for its gross negligence or willful misconduct, in good faith and reasonably believed by it to be authorized hereby, or for any action taken or omitted by it in accordance with the written advice of its counsel. In case any bona fide question arises as to its duties hereunder, each Collateral Party may request instructions from the Security Agent and shall, upon making such request, be entitled at all times to refrain from taking any action unless it has received written instructions from an Authorized Representative of the Security Agent. If either Collateral Party does not receive such instructions within five Business Days after its request, such Collateral Party may, but shall be under no duty to, take or refrain from taking a course of action. Each of the Collateral Parties shall act in accordance with instructions received after such five Business Day period except to the extent that it has already taken, or committed itself to take, action inconsistent with such instructions or acting in accordance with such instructions shall expose such Collateral Party to additional costs, obligations or liabilities, in each case, that are not contemplated in this Agreement or any other Support Document. Nothing herein shall require either Collateral Party to expend or risk its own funds, or take any action which may, in its judgment, subject it to risk of liability for which it is not adequately indemnified. Neither Collateral Party shall be responsible for the title, validity, value, marketability or collectability or genuineness of any Financial Asset received by or delivered to it pursuant to this Agreement. The Collateral Parties may exercise or carry out their duties under this Agreement either directly or indirectly through agents or attorneys, and shall not be responsible for any act or omissions on the part of any such agent or attorney appointed with due care. The Collateral Parties and any such agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of this Section 3 shall apply to any such agent and to the Affiliates of the Collateral Parties and any such agent, and shall apply to their respective activities as Collateral Parties.

(h)

The Intermediary shall, in accordance with Sections 3.7(a) and 3.7(b) of the Loan Agreement, invest collected funds standing to the credit of an Account in Eligible Investments (as defined below) on any Business Day on which the Collateral Parties have received written instructions from an Authorized Representative of the Debtor prior to 11:00 a.m. New York time (such instructions being referred to herein as Proper

Instructions). All Eligible Investments shall be held in the name of the Security Agent for the benefit of the Secured Parties. In accordance with any Proper Instructions, the Intermediary shall make such Eligible Investments of the type selected in the Proper Instructions, subject to the availability of the Eligible Investments selected, with the cash amount on deposit in the Accounts as of 11:00 a.m. New York time on such day. If the Intermediary does not receive such Proper Instructions prior to 11:00 a.m. New York time, funds on deposit in the Accounts shall remain uninvested. Funds on deposit in the Accounts shall initially be uninvested. Eligible Investments has the meaning given to such term in the Loan Agreement. An Eligible Investment may be made by the Intermediary with or through the Security Agent or any of its Affiliates.

3.4	Reliance

The Collateral Parties shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing delivered to either Collateral Party under or in connection with this Agreement or the Security Agreement and believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Parties may consult with counsel, financial advisers or accountants which are employed by a law firm, financial services firm or accounting firm, as applicable, that is either nationally-recognized and/or a firm which such Intermediary customarily consults and which has expertise in the subject matter with respect to which such Intermediary seeks its advice; and the advice of any such financial advisers or accountants and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice.

3.5	Collateral Administrator

The Collateral Administrator shall perform the following functions:

(a)	maintain a loan tracking system with respect to all of the Debt Obligations deposited into the Custodial Account, and enter information (including without limitation principal balance, current interest, stated maturity and amortization payments) regarding the Debt Obligations held in the Custodial Account into the Collateral Administrator’s loan tracking system (such information in such system, the Collateral Database);

(b)	make adjustments on a daily basis to the loan tracking system to account for principal received on all of the Debt Obligations held in the Principal Collection Account and for interest payments received on all of the Debt Obligations held in the Interest Collection Account, and to account for purchases or sales of any Debt Obligation (or any portion thereof) held in the Custodial Account;

(c)	prepare and deliver to the Debtor and to the Security Agent a position statement with respect to all of the Debt Obligations held in the Custodial Account on a weekly basis, or more frequently if requested by the Debtor;

(d)	receive and deliver on a daily basis to the Debtor and the Security Agent any notices or other communications received from any obligor in respect of all of the Debt Obligation held in the Custodial Account;

(e)	prepare a draft report in respect of each Payment Date indicating the amounts set forth in Sections 3.7(e)(i), 3.7(e)(ii), 3.7(e)(iii) or 3.7(g), as applicable, on such date as required under Section 5.1(a)(x) of the Loan Agreement, to the extent that it has received the information therefor from the applicable parties;

(f)	provide notices of the Debtor’s instructions in respect of any deposit of any amount into, or any withdrawal from, either Collection Account to the Security Agent; and

(g)	such other functions as may be agreed upon in writing by the parties hereto from time to time.

4.	Indemnity; Limitation on Damages; Expenses; Fees

4.1	Indemnity

(a)	The Debtor hereby indemnifies and holds harmless the Intermediary, the Collateral Administrator, their respective Affiliates and their respective officers, directors, employees, representatives and agents (collectively the Intermediary Indemnitees), against any loss, claim, damage, expense or liability, joint or several, or any action in respect thereof, to which the Intermediary Indemnitees may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery or performance of this Agreement, but excluding any such loss, claim, damage, expense, liability or action arising out of the bad faith, gross negligence or willful misconduct of the Intermediary, and shall reimburse the Intermediary Indemnitees promptly upon demand for any legal or other expenses reasonably incurred by the Intermediary Indemnitees in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, expense, liability or action as such expenses are incurred.

(b)	The Debtor hereby indemnifies and holds harmless the Collateral Administrator, its Affiliates and their respective officers, directors, employees, representatives and agents (collectively the Administrator Indemnitees), against any loss, claim, damage, expense or liability, joint or several, or any action in respect thereof, to which the Administrator Indemnitees may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the following of instructions given by the Debtor (all such losses, claims, damages, expenses, liabilities or actions, the Debtor Related Losses), but excluding any such loss, claim, damage, expense, liability or action arising out of the bad faith, gross negligence or willful misconduct of the Collateral Administrator, and shall reimburse the Administrator Indemnitees promptly upon demand for any legal or other expenses reasonably incurred by the Administrator Indemnitees in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, expense, liability or action as such expenses are incurred.

4.2	Limitation on Damages

No claim may be made by the Debtor against either Collateral Party or the Security Agent or any officer, agent, stockholder, partner, member, director or employee of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or relating to this Agreement or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, and the Debtor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

4.3	Expenses and Fees

(a)	The Debtor shall be responsible for, and hereby agrees to pay, all reasonable costs and expenses incurred by the Collateral Parties and the Security Agent in connection with the establishment and maintenance of the Accounts, including the Collateral Parties’ customary fees and expenses, any costs or expenses incurred by the Collateral Parties as a result of conflicting claims or notices involving the parties hereto, including the fees and expenses of its external legal counsel, and all other costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement, including reasonable attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit. All such costs and expenses shall constitute expenses and may be paid to the Collateral Parties from the Accounts. The authorization herein granted to the Collateral Parties to pay such costs and expenses shall be irrevocable and no further authorization or instruction shall be required.

(b)	[Reserved].

(c)	Notwithstanding any provision of this Agreement to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

5.	Representations

The Intermediary and the Collateral Administrator each represents to the Security Agent (for and on behalf of the Secured Parties) with respect to itself only that:

5.1	Status

It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

5.2	Powers

It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

5.3	No Violation or Conflict

Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

5.4	Consents

All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

5.5	Obligations Binding

This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject to applicable bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

6.	Transfer

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party, except that:

(a)	a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another Person (but without prejudice to any other right or remedy under any other agreement); and

(b)	the Security Agent may transfer all of its interests and obligations in and under this Agreement to a successor Security Agent under the Security Agreement; provided that the Collateral Parties shall have no obligation to comply with any notice, request, certificate, consent, statement, instrument, document or other writing delivered by such successor until the Collateral Parties receive such evidence thereof as the Collateral Parties may reasonably require.

Any purported transfer that is not in compliance with this Section will be void.

7.	Termination

(a)	Except as provided herein, this Agreement shall remain in full force and effect until all Secured Obligations have been paid or satisfied in full. Upon the joint written instruction of the Security Agent (acting at the direction of the Administrative Agent) and the Debtor, the Intermediary shall close the Accounts and disburse to the Debtor the balance of any assets therein, and the security interest in the Accounts shall be terminated.

(b)	Either Collateral Party may resign by giving 30 days’ prior notice to the Security Agent and the Debtor, provided that any such resignation shall be effective only upon the appointment by the Security Agent of successor Collateral Parties (or Collateral Party, as the case may be) (which appointment the Security Agent agrees to effect promptly following the receipt of such notice). If no successor shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Collateral Party may petition any court of competent jurisdiction for the appointment of a successor. On or prior to the effectiveness of such resignation, the Intermediary shall deliver to its successor each Financial Asset standing to the credit of the Accounts.

8.	Miscellaneous

8.1	Entire Agreement

This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

8.2	Amendments

No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

8.3	Survival

All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty. In addition, the rights of the Collateral Parties under Sections 3 and 4, and the obligations of the Debtor under Section 4, shall survive the termination of this Agreement.

8.4	Benefit of Agreement

Subject to Section 6, this Agreement shall be binding upon and inure to the benefit of the Debtor, the Security Agent (for and on behalf of the Secured Parties), the Intermediary and the Collateral Administrator and their respective successors and permitted assigns.

8.5	Counterparts

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

8.6	No Waiver of Rights

A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

8.7	Headings

The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

8.8	Severability

If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

9.	Notices

9.1	Effectiveness

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested) or sent by email transmission (of a pdf or similar format file), as follows:

(a)	if to the Debtor, to it at 601 Lexington Avenue, 26th Floor, New York, NY 10022, Attention: Rocco Del Guercio; Telephone No. 212-257-5193; Email: RDelGuercio@CMFN-INC.COM;

(b)	if to the Security Agent, to it at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust; Email: thomas.varcado@citi.com; Telephone No. 713-693-6674;

(c)	if to the Intermediary, to it at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust; Email: thomas.varcados@citi.com; Telephone No. 713-693-6674); and

(d)	if to the Collateral Administrator, to it at 1301 Fannin Street, 17th Floor, Houston, TX 77002, Re: CM Finance SPV LLC; Email: paul.plank@virtusllc.com; (Telephone No. 713-993-4304).

Either party hereto may change its address for notices and other communications hereunder by notice to the other party hereto.

The Security Agent and the Intermediary agree to accept and act upon instructions or directions pursuant to this Agreement or any documents executed in connection herewith sent by unsecured email or other similar unsecured electronic methods; provided that any person providing such instructions or directions (if such person is not listed in Exhibit A (Authorized Representatives of Security Agent) hereto) shall provide to the Security Agent and the Intermediary an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Security Agent and the Intermediary email (of .pdf or similar files) (or instructions by a similar electronic method) and the Security Agent and the Intermediary in its discretion elects to act upon such instructions, their reasonable understanding of such instructions shall be deemed controlling. The Security Agent and the Intermediary shall not, in the absence of any bad faith, gross negligence or willful misconduct on the part of the Security Agent or the Intermediary, as the case may be, be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Security Agent and the Intermediary, including without limitation the risk of the Security Agent and the Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notices or other communications delivered to the Intermediary shall be delivered with a copy to the Collateral Administrator.

Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Intermediary that the Intermediary in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

9.2	Change of Addresses

Any party may by notice to each other party change the address or facsimile number at which notices or other communications are to be given to it.

10.	Governing Law and Jurisdiction

10.1	Governing Law

This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

10.2	Jurisdiction

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (Proceedings), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

10.3	Service of Process

The Debtor irrevocably appoints the Process Agent (if any) specified pursuant to the Loan Agreement to receive, for it and on its behalf, service of process in any Proceedings. If for any reason the Debtor’s Process Agent is unable to act as such, the Debtor will promptly notify the Security Agent and within 30 days appoint a substitute process agent acceptable to the Security Agent. The parties irrevocably consent to service of process given in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

10.4	Waiver of Jury Trial Right

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (a) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

11.	Definitions

As used in this Agreement:

Accounts means the Collection Accounts and the Custodial Account.

Administrator Indemnitees has the meaning given to such term in Section 4.1(b).

Agreement has the meaning specified in the first paragraph of this Agreement.

Authorized Representative has the meaning given to such term in Section 3.3(e).

Collateral Administrator has the meaning specified in the first paragraph of this Agreement.

Collateral Parties has the meaning specified in the first paragraph of this Agreement.

Collection Accounts has the meaning given to such term in Section 2.1.

consent includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

Custodial Account has the meaning given to such term in Section 2.1.

Debtor has the meaning specified in the first paragraph of this Agreement.

Debtor Related Losses has the meaning given to such term in Section 4.1(b).

Eligible Investments has the meaning given to such term in Section 3.3(h).

Entitlement Holder has the meaning given to such term in Section 8-102(a)(7) of the UCC.

Entitlement Order has the meaning given to such term in Section 8-102(a)(8) of the UCC.

Financial Asset has the meaning given to such term in Section 8-102(a)(9) of the UCC.

Interest Collection Account has the meaning specified in Section 2.1.

Intermediary has the meaning specified in the first paragraph of this Agreement.

Intermediary Indemnitees has the meaning given to such term in Section 4.1(a).

Loan Agreement means the Loan Agreement dated on or about the date hereof between, among others, the Debtor, the Lenders (as defined therein), and Citibank, N.A., a national banking association, as administrative agent for the Lenders (as defined therein).

Principal Collection Account has the meaning specified in Section 2.1.

Proceedings has the meaning specified in Section 10.2.

Proper Instructions has the meaning given to such term in Section 3.3(h).

Securities Account has the meaning given to such term in Section 8-501(a) of the UCC.

Security Agent has the meaning specified in the first paragraph of this Agreement.

Security Agreement has the meaning given to such term in Section 1.1

Securities Intermediary has the meaning given to such term in Section 8-102(a)(14) of the UCC.

Securities Intermediary’s Jurisdiction has the meaning given to such term in Section 8-110(e) of the UCC.

Security Entitlement has the meaning given to such term in Section 8-102(a)(17) of the UCC.

UCC means the Uniform Commercial Code as in effect in the State of New York.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CM FINANCE SPV LLC

By:
Name:
Title:

VIRTUS GROUP, LP, not in its individual capacity but solely as Collateral Administrator

By:
Name:
Title:

CITIBANK, N.A., not in its individual capacity but solely as Intermediary

By:
Name:
Title:

CITIBANK, N.A., not in its individual capacity but solely as Security Agent

By:
Name:
Title:

Exhibit A

AUTHORIZED REPRESENTATIVES OF DEBTOR

Name	Position	Signature

Exhibit A

AUTHORIZED REPRESENTATIVES OF SECURITY AGENT

Name	Position	Signature

Page i

8.		MISCELLANEOUS	10

	8.1	ENTIRE AGREEMENT	10

	8.2	AMENDMENTS	10

	8.3	SURVIVAL	10

	8.4	BENEFIT OF AGREEMENT	10

	8.5	COUNTERPARTS	11

	8.6	NO WAIVER OF RIGHTS	11

	8.7	HEADINGS	11

	8.8	SEVERABILITY	11

9.		NOTICES	11

	9.1	EFFECTIVENESS	11

	9.2	CHANGE OF ADDRESSES	12

10.		GOVERNING LAW AND JURISDICTION	13

	10.1	GOVERNING LAW	13

	10.2	JURISDICTION	13

	10.3	SERVICE OF PROCESS	13

	10.4	WAIVER OF JURY TRIAL RIGHT	13

11.		DEFINITIONS	13

Page ii

Dated as of November 9, 2016

CM FINANCE SPV LLC,

as Debtor

CITIBANK, N.A.,

as Security Agent

CITIBANK, N.A.,

as Intermediary

VIRTUS GROUP, LP,

as Collateral Administrator

ACCOUNT CONTROL AGREEMENT

Freshfields Bruckhaus Deringer US LLP